EXHIBIT 4.1
                          PRINCETON MEDIA GROUP, INC.

              DESIGNATION OF SERIES D AND SERIES E PREFERRED SHARES


                            SERIES D PREFERRED SHARES

      The fourth series of Preferred Shares of the Corporation shall consist of 1,500 shares and no more and shall be designated as the Series D Preferred Shares (the "Series D Preferred Shares" or the "Series D Shares") and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series D Shares shall be as follows:

Part 1 - Voting and Pre-emptive Rights.

1.1 The holders of the Series D Preferred Shares shall be entitled as such to receive notice of and attend all meetings of shareholders of the Corporation and shall have four thousand (4,000) votes per share of Series D Preferred stock at all such meetings.

1.2 The Series D Shares shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any times when any Series D Shares shall be outstanding, then after provision for the outstanding Series A and C Preferred Shares, if any, the holders of the then outstanding Series D Shares shall have a preference in distribution of the Corporation's remaining property available for distribution equal to $1,350 consideration per Series D Share, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board: provided, however, that the amalgamation of the Corporation with any Corporation or corporations, the sale or transfer by the Corporation of all or subsequently all of its property, or any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2. Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series D Shares as provided in this
Part 2 shall be paid or set apart for payment after the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Series A and C Preferred Shares, and before the payment or the setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3 - Dividends.

3.1. Holders of record of Series D Shares, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series D Shares, which dividends shall accrue at the rate per share of 8% per annum of consideration paid for each Series D Shares ($80.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash or (ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2. For the purposes of this Part 3 and Part 4 hereof, "market price" means the average of the daily closing prices of Common Shares for a period of 5 consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption, as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock Market or (ii) if last sales price information is not available, the average closing bid-price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3. Dividends on Series D Shares shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series D Shares shall have been paid or declared and set aside for payment.

3.4. Dividends shall be payable in arrears, at the rate of $20.00 per share for each full calendar quarter on each February 28, May 31, August 31 and November 30 of each calendar year, to the holders of record of the Series D Shares as they appear in the securities register of the Corporation on such record dates not more than 60 nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.

3.5. If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series D Shares and all other classes and series in the capital of the Corporation ranking superior to or in parity therewith (or such payment is otherwise prohibited by provisions of the BCA), such funds as are legally available to pay such dividends shall be paid or Common Shares will be issued as stock dividends to the holders of Series D Shares and to the holders of any other series of Preferred Share then outstanding as provided in Part 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any, shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1. At any time, and from time to time, on and after 145 days from the date of the issuance of any Series D Shares, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series D Shares at a price per share of U.S. $1,350 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series D Shares into a different number of Shares).

4.2. Five (5) days prior to any date stipulated by the Corporation for the redemption of Series D Shares (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series D Shares. The Redemption Notice shall state (i) the Redemption Date of such Shares (ii) the number of Series D Shares to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series D Shares to be redeemed from such holder and (iv) instructions as to how to specify to the Corporation the number of Series D Shares to be redeemed as provided in this Part 4 and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3.  Upon receipt of the Redemption Notice, any Eligible Holder (as defined in
Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series D Shares called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof.

4.4. On or before the Redemption Date in respect of any Series D Shares, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series D Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5. On the Redemption Date in respect of any Series D Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U.S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series D Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series D Shares into Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1. For the purposes of conversion, the Series D Shares shall be valued at $1000 per share ("Value"), and, if converted, the Series D Shares shall be converted into such number of Common Shares (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series D Shares being so converted, together with all accrued but unpaid dividends thereon, by the "Average Stock Price" per share of the Conversion Shares (the "Conversion Price"), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the "Average Stock Price" means the lesser of (x) .80 of the daily closing bid prices of Common Shares for the 5 consecutive trading days immediately preceding the date of subscription by the Purchaser or (y) .65 of the average daily closing bid prices of Common Shares for the period of 5 consecutive trading days immediately preceding the date of the conversion of the Series D Shares in respect of which such Average Stock Price is determined, provided, however, that if any combination or split of the Common Shares occurs during the 5 days being used for the foregoing calculation, then the prices prior to such event shall be adjusted accordingly. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2. Any holder of Series D Shares (an "Eligible Holder") may at any time commencing 45 days after the issuance of any Series D Shares convert up to 100% of his holdings of Series D Shares in accordance with this part 5.

5.3. The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series D Shares, in whole or in part, by the surrender of the share certificate or share certificates representing the Series D Shares to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series D Shares so surrendered plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a Series D Shares, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series D Share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series D Shares granted herein (i) share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within 3 days of notice of conversion, and (ii) unless the Series D Shares has been fully converted, a new share certificate representing the Series D Shares not so converted, if any, shall also be delivered to such holder within 3 days of notice of conversion. Any Eligible Holder may exercise its right to convert the Series D Shares by telecopying an executed and completed Notice of Conversion to the Corporation, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series D Shares to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series D Shares (together with the certificates representing the Series D Shares not so converted) to the Eligible Holder via express courier within three business days after the conversion date if the Corporation has received the original Notice of Conversion and Series D Shares certificate being so converted by such date.

5.4. All Common Shares which may be issued upon conversion of Series D Shares will, upon issuance, be duly issued, fully paid and nonaccessible and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series D Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series D Shares then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series D Shares shall be proportionately increased.

5.5. The number of Common Shares issued upon conversion of Series D Shares and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      5.5.1. Change of Designation of the Common Shares or the rights, privileges, restrictions and conditions in respect of the Common Shares or division of the Common Shares into Series. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series D Shares shall be adjusted so as to provide that upon conversion thereof the holder of the Series D Shares being converted shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series D Shares shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1. shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

      5.5.2. If the Corporation, at any time while any of the Series D Shares are outstanding, shall pay a dividend on its Common Shares payable in Common Shares, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purpose of receiving such dividend, (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend, (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6. Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each holder of Series D Shares at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7. No fractional Common Shares shall be issued in connection with any conversion of Series D Shares, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8. No Series D Shares which have been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued Preferred Share without designation as to series and may thereafter be issued as a Preferred Share not designated a Series D Share.

Part 6 - Parity with Other Shares of Series D Preferred Shares.

6.1. If any cumulative dividends or accounts payable or return of capital in respect of Series D Shares are not paid in full, the owners of all series of Series D Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

Part 7 - Amendment.

7.1 In addition to any requirement for a series vote pursuant to the BCA in respect of any amendment to the rights, privileges, restrictions and conditions attaching to the Series D Shares, the rights, privileges, restrictions and conditions attaching to the Series D Shares may be amended only if the Corporation has obtained the affirmative vote of a majority at a duly called and held meeting of the holders of the Series D Shares or written consent by the holders of a majority of the Series D Shares then outstanding.


                            SERIES E PREFERRED SHARES

      The fifth series of Preferred Shares of the Corporation shall consist of 1,800 shares and no more and shall be designated as the Series E Preferred Shares (the "Series E Preferred Shares" or the "Series E Shares") and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series E Shares shall be as follows:

Part 1 - Voting and Pre-emptive Rights.

1.1 The holders of the Series E Preferred Shares shall be entitled as such to receive notice of and attend all meetings of shareholders of the Corporation and shall have four thousand (4,000) votes per share of Series E Preferred stock at all such meetings.

1.2 The Series E Shares shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any times when any Series E Shares shall be outstanding, then after provision for the outstanding Series A, C and D Preferred Shares, if any, the holders of the then outstanding Series E Shares shall have a preference in distribution of the Corporation's remaining property available for distribution equal to $1,350 consideration per Series E Share, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the
Board: provided, however, that the amalgamation of the Corporation with any Corporation or corporations, the sale or transfer by the Corporation of all or subsequently all of its property, or any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2. Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series E Shares as provided in this
Part 2 shall be paid or set apart for payment after the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Series A, C and D Preferred Shares, and before the payment or the setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3 - Dividends.

3.1. Holders of record of Series E Shares, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series E Shares, which dividends shall accrue at the rate per share of 8% per annum of consideration paid for each Series E Shares ($80.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash or (ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2. For the purposes of this Part 3 and Part 4 hereof, "market price" means the average of the daily closing prices of Common Shares for a period of 5 consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption, as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock Market or (ii) if last sales price information is not available, the average closing bid-price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3. Dividends on Series E Shares shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series E Shares shall have been paid or declared and set aside for payment.

3.4. Dividends shall be payable in arrears, at the rate of $20.00 per share for each full calendar quarter on each February 28, May 31, August 31 and November 30 of each calendar year, to the holders of record of the Series E Shares as they appear in the securities register of the Corporation on such record dates not more than 60 nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.

3.5. If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series E Shares and all other classes and series in the capital of the Corporation ranking superior to or in parity therewith (or such payment is otherwise prohibited by provisions of the BCA), such funds as are legally available to pay such dividends shall be paid or Common Shares will be issued as stock dividends to the holders of Series E Shares and to the holders of any other series of Preferred Share then outstanding as provided in Part 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any, shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1. At any time, and from time to time, on and after 145 days from the date of the issuance of any Series E Shares, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series E Shares at a price per share of U.S. $1,350 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series E Shares into a different number of Shares).

4.2. Five (5) days prior to any date stipulated by the Corporation for the redemption of Series E Shares (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series E Shares. The Redemption Notice shall state (i) the Redemption Date of such Shares (ii) the number of Series E Shares to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series E Shares to be redeemed from such holder and (iv) instructions as to how to specify to the Corporation the number of Series E Shares to be redeemed as provided in this Part 4 and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3.  Upon receipt of the Redemption Notice, any Eligible Holder (as defined in
Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series E Shares called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof.

4.4. On or before the Redemption Date in respect of any Series E Shares, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series E Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5. On the Redemption Date in respect of any Series E Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U.S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series E Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series E Shares into Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1. For the purposes of conversion, the Series E Shares shall be valued at $1000 per share ("Value"), and, if converted, the Series E Shares shall be converted into such number of Common Shares (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series E Shares being so converted, together with all accrued but unpaid dividends thereon, by the "Average Stock Price" per share of the Conversion Shares (the "Conversion Price"), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the "Average Stock Price" means the lesser of (x) .80 of the daily closing bid prices of Common Shares for the 5 consecutive trading days immediately preceding the date of subscription by the Purchaser or (y) .65 of the average daily closing bid prices of Common Shares for the period of 5 consecutive trading days immediately preceding the date of the conversion of the Series E Shares in respect of which such Average Stock Price is determined, provided, however, that if any combination or split of the Common Shares occurs during the 5 days being used for the foregoing calculation, then the prices prior to such event shall be adjusted accordingly. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2. Any holder of Series E Shares (an "Eligible Holder") may at any time commencing 45 days after the issuance of any Series E Shares convert up to 100% of his holdings of Series E Shares in accordance with this part 5.

5.3. The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series E Shares, in whole or in part, by the surrender of the share certificate or share certificates representing the Series E Shares to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series E Shares so surrendered plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a Series E Shares, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series E Share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series E Shares granted herein (i) share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within 3 days of notice of conversion, and (ii) unless the Series E Shares has been fully converted, a new share certificate representing the Series E Shares not so converted, if any, shall also be delivered to such holder within 3 days of notice of conversion. Any Eligible Holder may exercise its right to convert the Series E Shares by telecopying an executed and completed Notice of Conversion to the Corporation, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series E Shares to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series E Shares (together with the certificates representing the Series E Shares not so converted) to the Eligible Holder via express courier within three business days after the conversion date if the Corporation has received the original Notice of Conversion and Series E Shares certificate being so converted by such date.

5.4. All Common Shares which may be issued upon conversion of Series E Shares will, upon issuance, be duly issued, fully paid and nonaccessible and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series E Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series E Shares then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series E Shares shall be proportionately increased.

5.5. The number of Common Shares issued upon conversion of Series E Shares and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      5.5.1. Change of Designation of the Common Shares or the rights, privileges, restrictions and conditions in respect of the Common Shares or division of the Common Shares into Series. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series E Shares shall be adjusted so as to provide that upon conversion thereof the holder of the Series E Shares being converted shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series E Shares shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1. shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

      5.5.2. If the Corporation, at any time while any of the Series E Shares are outstanding, shall pay a dividend on its Common Shares payable in Common Shares, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purpose of receiving such dividend, (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend, (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6. Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each holder of Series E Shares at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7. No fractional Common Shares shall be issued in connection with any conversion of Series E Shares, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8. No Series E Shares which have been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued Preferred Share without designation as to series and may thereafter be issued as a Preferred Share not designated a Series E Share.

Part 6 - Parity with Other Shares of Series E Preferred Shares.

6.1. If any cumulative dividends or accounts payable or return of capital in respect of Series E Shares are not paid in full, the owners of all series of Series E Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

Part 7 - Amendment.

7.1 In addition to any requirement for a series vote pursuant to the BCA in respect of any amendment to the rights, privileges, restrictions and conditions attaching to the Series E Shares, the rights, privileges, restrictions and conditions attaching to the Series E Shares may be amended only if the Corporation has obtained the affirmative vote of a majority at a duly called and held meeting of the holders of the Series E Shares or written consent by the holders of a majority of the Series E Shares then outstanding.